UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 5, 2026

POSTAL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-38903	83-2586114
(State or other jurisdiction of Incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

75 Columbia Avenue

Cedarhurst, NY 11516

(Address of principal executive offices and zip code)

(516) 295-7820

(Registrant’s telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	PSTL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 5, 2026, Postal Realty Trust, Inc., a Maryland corporation (the “Company”), and Postal Realty LP, a Delaware limited partnership (the “Operating Partnership”), entered into separate sales agreements, each dated August 5, 2026 (each a “Sales Agreement” and, collectively, the “Sales Agreements”), with each of J.P. Morgan Securities LLC (“J.P. Morgan”), Colliers Securities LLC (“Colliers”), Jefferies LLC (“Jefferies”), M&T Securities, Inc. (“M&T”), Mizuho Securities USA LLC (“Mizuho”), Scotia Capital (USA) Inc. (“Scotiabank”), Stifel, Nicolaus & Company, Incorporated (“Stifel”) and Truist Securities, Inc. (“Truist”), as sales agents (each, a “sales agent” and, collectively, the “sales agents”), each of JPMorgan Chase Bank, National Association, Jefferies, Mizuho Markets Americas LLC, Stifel, The Bank of Nova Scotia and Truist Bank, as forward purchasers (each, a “Forward Purchaser” and, collectively, the “Forward Purchasers”), and each of J.P. Morgan, Jefferies, Mizuho, Scotiabank, Stifel and Truist, as forward sellers (each, in its capacity as agent for the relevant Forward Purchaser, a “Forward Seller” and, collectively, the “Forward Sellers”), relating to the offer and sale of shares of the Company’s Class A common stock, par value $0.01 per share (“common stock”), having an aggregate offering price of up to $300,000,000 from time to time through the sales agents, through the Forward Sellers, acting as sales agents for the relevant Forward Purchasers, or directly to one or more of the sales agents, acting as principal.

Sales of shares of the common stock, if any, as contemplated by the Sales Agreements made through the sales agents, as the Company’s agents, or the Forward Sellers on behalf of the Forward Purchasers will be made by means of ordinary brokers’ transactions on the New York Stock Exchange or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, by privately negotiated transactions (including block sales) or by any other methods permitted by applicable law.

The Sales Agreements contemplate that, in addition to the issuance and sale by the Company of shares of the Company’s common stock to or through the sales agents, the Company may enter into separate forward sale agreements (each, a “Forward Sale Agreement” and, collectively, the “Forward Sale Agreements”), each with a Forward Purchaser. If the Company enters into a Forward Sale Agreement with any Forward Purchaser, the Company expects that such Forward Purchaser or its affiliate will attempt to borrow from third parties and sell, through the relevant Forward Seller, acting as sales agent for such Forward Purchaser, shares of the Company’s common stock to hedge such Forward Purchaser’s exposure under such Forward Sale Agreement.

In one form of Forward Sale Agreement, which the Company refers to as a “Contingent Forward Sale Agreement” that the Company may enter into with the Forward Purchasers, the Company’s obligation to sell and the applicable Forward Purchaser’s obligation to purchase, shares of the Company’s common stock underlying such Forward Sale Agreement at the applicable forward sale price is contingent on the applicable Forward Purchaser’s exercise (or deemed exercise) of such contingency, which may occur in whole or in part from time to time prior to specified contingency expiration dates. The Company refers to each Forward Purchaser when acting in such capacity as a “Contingent Forward Purchaser” and, collectively, the “Contingent Forward Purchasers.” To the extent such contingency is exercised with respect to a portion of such Contingent Forward Sale Agreement, the Company refers to such portion as the “Contingency Exercised Portion” of such Contingent Forward Sale Agreement.

In another form of Forward Sale Agreement, which the Company refers to as a “Non-Contingent Forward Sale Agreement” that the Company may enter into with any of the Forward Purchasers, the Company’s obligation to sell and the applicable Forward Purchaser’s obligation to purchase, shares of the Company’s common stock underlying such Forward Sale Agreement at the applicable forward sale price is not subject to the contingency described above. The Company refers to such Non-Contingent Forward Sale Agreement and the Contingency Exercised Portion of a Contingent Forward Sale Agreement herein as a “Fixed Share Forward Sale Agreement.”

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The Company will not initially receive any proceeds from the sale of shares of its common stock borrowed by a Forward Purchaser or its affiliate and sold through the relevant Forward Seller, but the Company may receive contingency premiums from the applicable Forward Purchaser for the Contingent Forward Sale Agreements. The Company currently expects to fully physically settle each Fixed Share Forward Sale Agreement, if any, with the relevant Forward Purchaser on one or more dates specified by the Company on or prior to the maturity date of such Fixed Share Forward Sale Agreement, in which case the Company would expect to receive aggregate net proceeds at settlement equal to the number of shares of the Company’s common stock specified in such Fixed Share Forward Sale Agreement multiplied by the relevant forward price per share. However, subject to certain exceptions, the Company may also elect, in its sole discretion, to cash settle or net share settle all or any portion of its obligations under any Fixed Share Forward Sale Agreement, in which case the Company may not receive any proceeds from the issuance of shares, and the Company will instead receive or pay cash (in the case of cash settlement) or receive or deliver shares of the Company’s common stock (in the case of net share settlement).

Neither a sales agent, as agent for the Company, nor a Forward Seller is required to sell any specific number or dollar amount of shares of the Company’s common stock, but each has agreed, subject to the terms and conditions of the applicable Sales Agreement, to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell shares of the Company’s common stock on the terms agreed upon by such sales agent or such Forward Seller, the Company and, in the case of shares offered through a Forward Seller, the relevant Forward Purchaser from time to time.

The Company will pay the applicable sales agent a commission at a mutually agreed rate that will not (except as provided below) exceed, but may be lower than, 2.0% of the gross sales price of all of the shares of the Company’s common stock sold through such sales agent, as the Company’s sales agent, as applicable. In connection with each Forward Sale Agreement, the Company will pay a commission, through a reduction to the initial forward price under the related Forward Sale Agreement, at a mutually agreed rate that will not (except as provided below) exceed, but may be lower than 2.0% of the applicable initial forward sale price for shares of the Company’s common stock underlying a Contingent Forward Sale Agreement or 2.0% of the gross sales price of the borrowed shares of the Company’s common stock sold through the applicable Forward Seller in connection with a Non-Contingent Forward Sale Agreement, during the applicable forward selling period for such shares (subject to certain possible adjustments to such gross sales price for daily accruals and any monthly dividends having an “ex dividend” date during such forward selling period). The Company may also agree with any sales agent, acting as the Company’s agent, or any Forward Seller to sell shares of the Company’s common stock other than through ordinary brokers’ transactions using sales efforts and methods that may constitute “distributions” within the meaning of Rule 100 of Regulation M under the Securities Exchange Act of 1934, as amended, and for which the Company may agree to pay such sales agent or such Forward Seller a commission that may exceed 2.0% of the gross sales price of the Company’s common stock sold through such sales agent or such Forward Seller.

Under the terms of the Sales Agreements, the Company may also sell shares of its common stock to one or more of the sales agents, as principal, at a price to be agreed upon at the time of sale. In any such sale to a sales agent or sales agents, as principal, the Company and the applicable sales agent or sales agents will agree to compensation that is customary for such transaction, which may exceed 2.0% of the gross sales price of the Company’s common stock sold to such sales agent or sales agents, as principal.

Concurrently with the execution of the Sales Agreements, the existing sales agreements of the Company and the Operating Partnership with certain of the sales agents, Forward Sellers and Forward Purchasers relating to the Company’s prior “at-the-market” offering program were terminated.

The Company intends to use the net proceeds it receives from the issuance and sale by it of any shares of its common stock to or through the sales agents, any net proceeds it receives upon settlement of any Forward Sale Agreements with the relevant Forward Purchasers and any contingency premiums from the applicable Forward Purchaser for the Contingent Forward Sale Agreements for general corporate purposes, which may include, among other things, the acquisition of additional properties, the payment of dividends, capital expenditures related to the properties in the Company’s portfolio, working capital and the repayment of indebtedness under the Company’s credit facilities.

The form of Sales Agreement (which includes, as exhibits thereto, the forms of Non-Contingent Forward Sale Agreement and Contingent Forward Sale Agreement) is filed herewith as Exhibit 1.1. The description of the Sales Agreements and any Forward Sale Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the form of Sales Agreement (including such forms of Non-Contingent Forward Sale Agreement and Contingent Forward Sale Agreement included therein) filed herewith as an exhibit and incorporated herein by reference.

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Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document
1.1	Form of Sales Agreement (including the forms of Non-Contingent Forward Sale Agreement and Contingent Forward Sale Agreement)
5.1	Opinion of Venable LLP
23.1	Consent of Venable LLP (contained in the opinion filed as Exhibit 5.1 hereto).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2026

POSTAL REALTY TRUST, INC.

By:	/s/ Jeremy Garber
Name:	Jeremy Garber
Title:	President, Treasurer and Secretary

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